Exhibit 99.1

 Alpha and Omega Semiconductor Reports Financial Results for Fiscal Fourth Quarter and Fiscal Year Ended June 30, 2022

SUNNYVALE, Calif.--(BUSINESS WIRE)--August 10, 2022--Alpha and Omega Semiconductor Limited (“AOS”) (NASDAQ: AOSL), today reported financial results for the fiscal fourth quarter and the fiscal year ended June 30, 2022.

The results for the fiscal fourth quarter ended June 30, 2022 were as follows:

GAAP Financial Comparison
Quarterly
(in millions, except percentage and per share data)
(unaudited)
	Three Months Ended
	June 30, 2022	March 31, 2022	June 30, 2021
Revenue	$194.0	$203.2	$177.3
Gross Margin	32.6%	35.6%	34.2%
Operating Income	$18.1	$31.2	$22.4
Net Income Attributable to AOS	$15.1	$31.7	$19.5
Net Income Per Share Attributable to AOS - Diluted	$0.53	$1.11	$0.71
Non-GAAP Financial Comparison
Quarterly
(in millions, except percentage and per share data)
(unaudited)
	Three Months Ended
	June 30, 2022	March 31, 2022	June 30, 2021
Revenue	$194.0	$203.2	$177.3
Non-GAAP Gross Margin	33.8%	36.7%	34.9%
Non-GAAP Operating Income	$28.9	$40.5	$29.1
Non-GAAP Net Income Attributable to AOS	$27.1	$38.2	$26.3
Non-GAAP Net Income Per Share Attributable to AOS - Diluted	$0.95	$1.34	$0.95

The non-GAAP financial measures in the schedule above and under the section "Financial Result for Fiscal Q4 Ended June 30, 2022" below exclude the effect of share-based compensation expenses, amortization of purchased intangible, legal costs related to government investigation and income tax effect of non-GAAP adjustments in each of the periods presented, and equity method investment loss from equity investee for the three months ended June 30, 2022 and March 31, 2022, as well as gain on deconsolidation and changes of equity interest in the JV Company for the three months ended March 31, 2022. A detailed reconciliation of GAAP and non-GAAP financial measures is included at the end of this press release.

The results for the fiscal year ended June 30, 2022 and 2021 were as follows:

GAAP Financial Comparison
Annually
(in millions, except percentage and per share data)
(unaudited)
	Year Ended June 30,
	2022	2021
Revenue	$777.6	$656.9
Gross Margin	34.5%	31.1%
Operating Income	$102.0	$64.1
Net Income Attributable to AOS	$453.2	$58.1
Net Income Per Share attributable to AOS - Diluted	$16.07	$2.13
Non-GAAP Financial Comparison
Annually
(in millions, except percentage and per share data)
(unaudited)
	Year Ended June 30,
	2022	2021
Revenue	$777.6	$656.9
Non-GAAP Gross Margin	35.6%	31.9%
Non-GAAP Operating Income	$137.6	$86.0
Non-GAAP Net Income Attributable to AOS	$128.6	$79.9
Non-GAAP Net Income Per Share Attributable to AOS - Diluted	$4.56	$2.93

The non-GAAP financial measures in the schedule above exclude the effect of share-based compensation expenses, amortization of purchased intangible, legal costs related to government investigation and income tax effect of non-GAAP adjustments for fiscal years ended June 30, 2022 and 2021, and equity method investment loss from equity investee and gain on deconsolidation and changes of equity interest in the JV Company for the fiscal year ended June 30, 2022, as well as production ramp up costs related to joint venture for fiscal year ended June 30, 2021. A detailed reconciliation of GAAP and non-GAAP financial measures is included at the end of this press release.

Financial Results for Fiscal Q4 Ended June 30, 2022

  Revenue was $194.0 million, an increase of 9.4% from the same quarter last year and a decrease of 4.6% quarter-over-quarter.
  GAAP gross margin was 32.6%, down from 34.2% year-over-year and 35.6% in the prior quarter.
  Non-GAAP gross margin was 33.8%, down from 34.9% from the same quarter last year and down from 36.7% in the prior quarter.
  GAAP operating expenses were $45.1 million, up from $41.2 million in the prior quarter and up from $38.2 million from the same quarter last year.
  Non-GAAP operating expenses were $36.7 million, an increase of $2.7 million from last quarter and an increase of $3.9 million from the same quarter last year.
  GAAP operating income was $18.1 million, as compared to $31.2 million in the prior quarter and $22.4 million from the same quarter last year.
  Non-GAAP operating income was $28.9 million as compared to $40.5 million for the prior quarter and $29.1 million for the same quarter last year.
  GAAP net income per share attributable to AOS was $0.53, compared to $0.71 earnings per share for the same quarter last year and $1.11 for the prior quarter.
  Non-GAAP earnings per share attributable to AOS was $0.95, compared to $0.95 for the same quarter last year and $1.34 for the prior quarter.
  Consolidated cash flow provided by operating activities was $25.7 million, which included $3.4 million of net customer deposits, as compared to $61.8 million in prior quarter, which included $6.4 million of net customer deposits.
  The Company closed the quarter with $314.4 million of cash and cash equivalents.

AOS Chairman and Chief Executive Officer Dr. Mike Chang commented, "Our fiscal Q4 was another strong quarter despite the challenge posed by the COVID lockdown in Shanghai. Once again, we outperformed our guidance midpoint. Revenue was $194 million, an increase of 9% year-over-year. Non-GAAP gross margin was 33.8% and non-GAAP EPS was $0.95. As a reminder, our ability to assemble and ship products was severely limited for most of April due to the city-wide lockdown in Shanghai. Once cleared to restart operations at the end of April, it also took time for our assembly lines to return to full utilization. Our Shanghai facilities are mostly back to normal and are currently operating at full capacity. I want to express my deepest appreciation to our employees once again for their immense sacrifice and unwavering dedication to AOS during these challenging times. We are grateful to have their loyalty and support.”

Dr. Chang continued, "Looking ahead, we are seeing inventory corrections happening in certain consumer end markets. While we are not immune to current global market conditions, as of today, our demand and backlog are still higher than our overall capacity. I believe our strategic position within our sector is resilient thanks to our technology leadership, diversified product portfolio, and strong Tier 1 customer base in all our business segments. In fact, our market share at Tier 1 customers is the highest that it has ever been. The electrification of everything is just getting started, and our power products sit at the forefront of this trend. We are on pace and focused to achieve our one billion dollar annual revenue target in the next couple of years.”

Business Outlook for Fiscal Q1 Ending September 30, 2022

The following statements are based on management's current expectations. These statements are forward-looking, and actual results may differ materially. AOS undertakes no obligation to update these statements.

  Revenue is expected to be $210 million plus or minus $3 million.
  Gross margin is expected to be 33.8% plus or minus 1%. Non-GAAP gross margin is expected to be 35.0% plus or minus 1%. Note that non-GAAP gross margin excludes $1.8 million of estimated share-based compensation charges and $0.8 million of amortization of purchased intangible assets.
  GAAP operating expenses are expected to be in the range of $45.7 million, plus or minus $1 million. Non-GAAP operating expenses are expected to be in the range of $36.5 million plus or minus $1 million. Non-GAAP operating expenses exclude $9.0 million of estimated share-based compensation charges and $0.2 million of estimated legal expenses related to the government investigation.
  Interest expense is expected to be $1.2 million, and
  Tax expense is expected to be $1.2 million to $1.4 million.

Conference Call and Webcast

AOS plans to hold an investor teleconference and live webcast to discuss the financial results for the fiscal fourth quarter and the fiscal year ended June 30, 2022 today, August 10, 2022 at 2:00 p.m. PT / 5:00 p.m. ET. To listen to the live conference call, please dial +1 (844) 200-6205 or +1 (929) 526-1599 if dialing from outside the United States and Canada. The access code is 577380. A live webcast of the call will also be available in the "Events & Presentations" section of the company's investor relations website, http://investor.aosmd.com. The webcast replay will be available for seven days after the live call on the same website. In addition, a copy of the script of management's prepared remarks and a live webcast of the call will also be available in the "Events & Presentations" section of the company's investor relations website, http://investor.aosmd.com.

Forward Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management's judgment, beliefs, current trends, and anticipated product performance. These forward-looking statements include, without limitation, statements relating to macroeconomic conditions, resumption of production at our Shanghai facilities and continuing impact of COVID-19 pandemic, anticipated earnings power and non-GAAP EPS on an annual basis, our growth opportunities and new markets, our annual revenue target, projected amount of revenue, gross margin, operating income, income tax expenses, net income, and share-based compensation expenses, non-GAAP gross margin, non-GAAP operating expenses, tax expenses, our objectives to achieve revenue target, our ability to gain new customers and design wins, strategic partnership with customers, and other information under the section entitled “Business Outlook for Fiscal Q1 Ending September 30, 2022”. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, the impact of COVID-19 pandemic on our business and the city-wide lockdown in Shanghai; deconsolidation of CQJV; our lack of control over the joint venture in China; difficulties and challenges in executing our diversification strategy into different market segments; new tariffs on goods from China; ordering pattern from distributors and seasonality; changes in regulatory environment and government investigation; our ability to introduce or develop new and enhanced products that achieve market acceptance; decline of PC markets; the actual product performance in volume production; the quality and reliability of our product, our ability to achieve design wins; the general business and economic conditions; the state of semiconductor industry and seasonality of our markets; our ability to maintain factory utilization at a desirable level; and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2022 to be filed by AOS with the SEC and other periodic reports we filed with the SEC. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today's date, unless otherwise stated, and AOS undertakes no duty to update such information, except as required under applicable law. The fiscal 2022 financial information reported in this press release is subject to the completion of our annual report which will be reported in our forthcoming Form 10-K to be filed with the SEC.

Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a basis consistent with U.S. GAAP, we disclose certain non-GAAP financial measures for our historical performance, including non-GAAP gross profit, gross margin, operating income, net income attributable to AOS, net income, diluted earnings per share ("EPS") and EBITDAS. These supplemental measures exclude, among other items, share-based compensation expenses, legal costs related to government investigation, amortization of purchased intangible, production ramp up costs related to the JV Company, income tax effect of non-GAAP adjustments, equity method investment loss from equity investee, and gain on deconsolidation and changes of equity interest in the JV Company. We also disclose certain non-GAAP financial measures in our guidance for the next quarter, including non-GAAP gross margin, operating expenses and earnings/loss in equity method investment. We believe that these historical and forecast non-GAAP financial measures provide useful information to both management and investors by excluding certain items and expenses that are not indicative of our core operating results or do not reflect our normal business operations. In addition, our management uses non-GAAP measures to compare our performance relative to forecasts and to benchmark our performance externally against competitors. Our use of non-GAAP financial measures has certain limitations in that such non-GAAP financial measures may not be directly comparable to those reported by other companies. For example, the terms used in this press release, such as non-GAAP net income (loss) or non-GAAP operating expenses, do not have a standardized meaning. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. In addition, we included the income tax effect of non-GAAP adjustments in the non-GAAP net income of reconciliation table for all periods presented as the management believes that such non-GAAP presentation provides useful information to investors, even though the amounts are not significant. We seek to compensate for the limitation of our non-GAAP presentation by having provided a detailed reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP measures both in the text in this press release and in the tables attached hereto. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures.

About Alpha and Omega Semiconductor

Alpha and Omega Semiconductor Limited, or AOS, is a designer, developer and global supplier of a broad range of power semiconductors, including a wide portfolio of Power MOSFET, IGBT, IPM, TVS, HVIC, GaN/SiC, Power IC and Digital Power products. AOS has developed extensive intellectual property and technical knowledge that encompasses the latest advancements in the power semiconductor industry, which enables us to introduce innovative products to address the increasingly complex power requirements of advanced electronics. AOS differentiates itself by integrating its Discrete and IC semiconductor process technology, product design, and advanced packaging know-how to develop high performance power management solutions. AOS’ portfolio of products targets high-volume applications, including personal and portable computers, graphic cards, flat panel TVs, home appliances, power tools, smart phones, battery packs, quick chargers, home appliances, consumer and industrial motor controls and power supplies for TVs, computers, servers and telecommunications equipment. For more information, please visit www.aosmd.com.

The following unaudited consolidated financial statements are prepared in accordance with U.S. GAAP.

Alpha and Omega Semiconductor Limited
Condensed Consolidated Statements of Operations
(in thousands, except percentages and per share amounts)
(unaudited)

	Three Months Ended			Fiscal Year Ended
	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021

Revenue	$193,959	$203,239	$177,309	$777,552	$656,902
Cost of goods sold	130,737	130,837	116,729	508,996	452,359
Gross profit	63,222	72,402	60,580	268,556	204,543
Gross margin	32.6%	35.6%	34.2%	34.5%	31.1%

Operating expenses:
Research and development	20,386	16,545	17,282	71,259	62,953
Selling, general and administrative	24,696	24,625	20,935	95,259	77,514
Total operating expenses	45,082	41,170	38,217	166,518	140,467
Operating income	18,140	31,232	22,363	102,038	64,076

Other income, net	279	263	369	999	2,456
Interest expense, net	(895)	(308)	(1,476)	(3,920)	(6,308)
Gain on deconsolidation of the JV Company	—	—	—	399,093	—
Gain (loss) on changes of equity interest in the JV Company, net	—	4,501	—	(3,140)	—
Net income before income taxes	17,524	35,688	21,256	495,070	60,224

Income tax expense	940	2,902	1,241	39,258	3,935
Net income before loss from equity method investment	16,584	32,786	20,015	455,812	56,289
Equity method investment loss from equity investee	1,493	1,136	—	2,629	—
Net income	15,091	31,650	20,015	453,183	56,289
Net income (loss) attributable to noncontrolling interest	—	—	476	20	(1,827)
Net income attributable to Alpha and Omega Semiconductor Limited	$15,091	$31,650	$19,539	$453,163	$58,116

Net income per common share attributable to Alpha and Omega Semiconductor Limited
Basic	$0.55	$1.18	$0.74	$16.93	$2.25
Diluted	$0.53	$1.11	$0.71	$16.07	$2.13

Weighted average number of common share attributable to Alpha and Omega Semiconductor Limited used to compute net income per share:
Basic	27,269	26,829	26,251	26,764	25,786
Diluted	28,466	28,423	27,705	28,203	27,272

Alpha and Omega Semiconductor Limited
Condensed Consolidated Balance Sheets
(in thousands, except par value per share)
(unaudited)
	June 30, 2022	June 30, 2021
ASSETS
Current assets:
Cash and cash equivalents	$314,352	$202,412
Restricted cash	299	233
Accounts receivable, net	65,681	35,789
Inventories	158,040	154,293
Other current assets	11,220	14,595
Total current assets	549,592	407,322
Property, plant and equipment, net	318,666	436,977
Operating lease right-of-use assets, net	23,674	34,660
Intangible assets, net	10,050	13,410
Equity method investment	378,378	—
Deferred income tax assets	592	5,167
Restricted cash - long-term	—	2,168
Other long-term assets	17,677	18,869
Total assets	$1,298,629	$918,573
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$87,377	$80,699
Accrued liabilities	115,632	69,494
Payable related to equity investee, net	28,989	—
Income taxes payable	4,248	2,604
Short-term debt	24,878	58,030
Finance lease liabilities	1,376	16,724
Operating lease liabilities	3,850	5,679
Total current liabilities	266,350	233,230
Long-term debt	38,156	77,990
Income taxes payable - long-term	2,158	1,319
Deferred income tax liabilities	28,757	2,448
Finance lease liabilities - long-term	9,634	12,698
Operating lease liabilities - long-term	20,878	30,440
Other long-term liabilities	78,603	44,123
Total liabilities	444,536	402,248
Equity:
Preferred shares, par value $0.002 per share:
Authorized: 10,000 shares; issued and outstanding: none at June 30, 2022 and 2021	—	—
Common shares, par value $0.002 per share:
Authorized: 100,000 shares; issued and outstanding: 33,988 shares and 27,371 shares, respectively at June 30, 2022 and 32,975 shares and 26,350 shares, respectively at June 30, 2021	68	66
Treasury shares at cost; 6,617 shares at June 30, 2022 and 6,625 shares at June 30, 2021	(66,000)	(66,064)
Additional paid-in capital	288,951	259,993
Accumulated other comprehensive income	1,080	2,315
Retained earnings	629,994	176,895
Total Alpha and Omega Semiconductor Limited shareholders’ equity	854,093	373,205
Noncontrolling interest	—	143,120
Total equity	854,093	516,325
Total liabilities and equity	$1,298,629	$918,573

Alpha and Omega Semiconductor Limited
Reconciliation of Condensed Consolidated GAAP Financial Measures to Non-GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended			Fiscal Year Ended
	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021

GAAP gross profit	$63,222	$72,402	$60,580	$268,556	$204,543
Share-based compensation	1,565	1,282	561	5,125	1,756
Amortization of purchased intangible	811	812	812	3,247	3,247
Production ramp up costs related to the JV Company	—	—	—	—	275
Non-GAAP gross profit	$65,598	$74,496	$61,953	$276,928	$209,821
Non-GAAP gross margin as a % of revenue	33.8%	36.7%	34.9%	35.6%	31.9%

GAAP operating expense	$45,082	$41,170	$38,217	$166,518	$140,467
Share-based compensation	8,305	6,990	4,838	26,199	13,568
Legal costs related to government investigation	84	221	553	1,030	3,066
Non-GAAP operating expense	$36,693	$33,959	$32,826	$139,289	$123,833

GAAP operating income	$18,140	$31,232	$22,363	$102,038	$64,076
Share-based compensation	9,870	8,272	5,399	31,324	15,324
Amortization of purchased intangible	811	812	812	3,247	3,247
Production ramp up costs related to the JV Company	—	—	—	—	275
Legal costs related to government investigation	84	221	553	1,030	3,066
Non-GAAP operating income	$28,905	$40,537	$29,127	$137,639	$85,988
Non-GAAP operating margin as a % of revenue	14.9%	19.9%	16.4%	17.7%	13.1%

GAAP net income attributable to AOS	$15,091	$31,650	$19,539	$453,163	$58,116
Share-based compensation	9,870	8,272	5,399	31,324	15,324
Amortization of purchased intangible	811	812	812	3,247	3,247
Gain on deconsolidation and changes of the equity interest in the JV Company	—	(4,501)	—	(395,953)	—
Equity method investment loss from equity investee	1,493	1,136	—	2,629	—
Production ramp up costs related to the JV Company	—	—	—	—	135
Legal costs related to government investigation	84	221	553	1,030	3,066
Income tax effect of non-GAAP adjustments	(234)	630	(2)	33,197	53
Non-GAAP net income attributable to AOS	$27,115	$38,220	$26,301	$128,637	$79,941
Non-GAAP net margin attributable to AOS as a % of revenue	14.0%	18.8%	14.8%	16.5%	12.2%

GAAP net income attributable to AOS	$15,091	$31,650	$19,539	$453,163	$58,116
Share-based compensation	9,870	8,272	5,399	31,324	15,324
Amortization and depreciation	8,588	8,603	13,251	42,851	52,685
Gain on deconsolidation and changes of the equity interest in the JV Company	—	(4,501)	—	(395,953)	—
Equity method investment loss from equity investee	1,493	1,136	—	2,629	—
Interest expense, net	895	308	1,476	3,920	6,308
Income tax expense	940	2,902	1,241	39,258	3,935
EBITDAS	$36,877	$48,370	$40,906	$177,192	$136,368

GAAP diluted net income per share attributable to AOS	$0.53	$1.11	$0.71	$16.07	$2.13
Share-based compensation	0.35	0.29	0.19	1.11	0.56
Amortization of purchased intangible	0.03	0.03	0.03	0.11	0.12
Gain on deconsolidation and changes of the equity interest in the JV Company	—	(0.16)	—	(14.04)	—
Equity method investment loss from equity investee	0.05	0.04	—	0.09	—
Production ramp up costs related to the JV Company	—	—	—	—	0.01
Legal costs related to government investigation	0.00	0.01	0.02	0.04	0.11
Income tax effect of non-GAAP adjustments	(0.01)	0.02	0.00	1.18	0.00
Non-GAAP diluted net income per share attributable to AOS	$0.95	$1.34	$0.95	$4.56	$2.93

Shares used to compute GAAP diluted net income per share	28,466	28,423	27,705	28,203	27,272
Shares used to compute Non-GAAP diluted net income per share	28,466	28,423	27,705	28,203	27.272

Contacts

Investor and media inquiries:

The Blueshirt Group
Gary Dvorchak, CFA
In US +1 323 240 5796
In China +86 (138) 1079-1480
gary@blueshirtgroup.com

Yujia Zhai
The Blueshirt Group
Yujia@blueshirtgroup.com
+1 (860) 214-0809